MEMORANDUM OF UNDERSTANDING

         1. RESIGNATION. You, Marvin D. Brody, confirm your resignation as Chairman of the Board, Chief Executive Officer and an employee of Employee Solutions, Inc. ("ESI") (as well as any position as an officer, director or employee which you held with any of ESI's subsidiaries) effective August 6, 1998.

         2. SEVERANCE PAYMENT. Within two business days after all parties have signed this agreement, ESI will provide to you a one-time payment equal to your current annual base salary minus applicable withholdings.

         3. CONSULTING SERVICES. Subject to the terms and conditions herein, you agree to provide consulting services to ESI for a two-year period. Such services shall include without limitation assistance with matters in litigation or arbitration. You agree to travel as reasonably requested from time to time by ESI in performance of such services. Compensation for such services shall be furnished at the rate of $16,375 per month, with the first payment (with respect to the month of August 1998) to be made within two business days after all parties have signed this Agreement. The payment for the month of September 1998 and subsequent months through July 2000 will be due and payable at the end of each month. No separate compensation will be provided for your service as a director of ESI.

         4. INDEPENDENT CONTRACTOR STATUS. You are retained by ESI only for the purposes and to the extent set forth in this Agreement, and your relationship to ESI during the period of service hereunder is solely that of an independent contractor. You shall not be considered under the provisions of this Agreement or otherwise as having an employee status or being entitled to participate in any plans, arrangements or distributions by ESI pertaining to or in connection with any benefits for ESI's regular employees. In conducting your duties hereunder, you shall retain sole discretion and judgment in the manner and means of carrying out said duties, provided, however, that you shall act reasonably and exercise due care in carrying out said duties and shall comply with all general ESI policies with respect thereto. In addition, you shall have no authority to bind ESI by any promise or representation, unless specifically authorized to do so. No contract, agreement or other obligation in the name or on the account of ESI shall be valid or binding unless first signed by an authorized executive officer of ESI.

         5. RESPONSIBILITY FOR TAXES. You shall be responsible for the payment of all unemployment taxes and costs, federal and state taxes, together with any penalties and interest thereon, as well as social security contributions, unemployment insurance and workers' compensation and insurance costs, which may be due and payable with respect to the amounts received by you hereunder.

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         6. PROOF OF TAX PAYMENTS. You shall, upon request from ESI, provide ESI with information, documentation and other proof satisfactory to ESI establishing that you are timely reporting and timely paying your taxes in a manner consistent with the independent contractor status provided for herein and otherwise fully and timely complying with your tax-paying and tax-reporting obligations.

         7. RESPONSIBILITY FOR EXPENSES. Except as provided in Sections 10 and 11 herein, ESI shall not be liable to you for any expenses incurred by you in performing your services, duties, responsibilities and obligations hereunder, nor shall ESI be liable to you for any office overhead or other overhead expenses which may be incurred by you as a result of this Agreement.

         8. CANCELLATION OF OPTIONS. All of your current options are cancelled effective August 6, 1998.

         9. COBRA AVAILABILITY. COBRA coverage shall be available for you and your family members at your own expense in accordance with ESI's customary procedures.

         10. EXPENSE REIMBURSEMENT. ESI will reimburse your reasonable business expenses incurred in accordance with company policy in connection with providing consulting services.

         11. OFFICE ALLOWANCE. You will be responsible for your own office space, provided that ESI will provide $1,250 per month through September 1999 to defray office expense. You will vacate your current office no later than September 30, 1998. You may have use of another office designated by ESI in the south portion of ESI's premises through no later than December 31, 1998.

         12 NON-DISCLOSURE. You shall not discuss, with any ESI employee or any other person, any non-public information relating to ESI without the prior written authorization of ESI's Chief Executive Officer or Chairman. The foregoing shall not apply to communications made (i) in your role as a director;
(ii) in the course of performing consulting services requested by ESI's Chief Executive Officer or Chairman, to persons specifically identified by ESI's Chief Executive Officer or Chairman; or (iii) testimony in a judicial or administrative proceeding. You agree that you will refer all inquiries concerning ESI to the appropriate designated officer(s) of ESI.

         13. PROPRIETARY AND CONFIDENTIAL INFORMATION.

                  (a)  RESTRICTIVE  COVENANTS.  You  acknowledge  that,  in your capacity as an independent contractor hereunder, you will occupy a position of trust and confidence, and that you will develop and have much information about ESI and its operations that is confidential or not generally known in the community. You agree that all such information (herein, "Confidential Information") is proprietary or confidential or constitutes trade secrets and is the sole property of ESI. You agree to keep confidential, and (except in the ordinary performance of your duties as a consultant or as a director as set forth in Section 12 above) will not reproduce, copy or disclose to

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any  other  person  or firm,  any such  Confidential  Information,  or any other
Confidential Information, consisting of any documents or information relating to the methods, clients, accounts, systems, programs, procedures, correspondence or records of ESI or any other documents used or owned by ESI, nor will you advise, discuss with or in any way assist any other person or firm in obtaining or learning about any of the items described in this paragraph. Accordingly, you agree that during the term of this Agreement, and afterwards, you will not disclose, permit or encourage anyone to disclose any such information, nor will you utilize any such information, either alone or with others, outside the scope of Section 12 above. Upon the termination or expiration of the consulting relationship between the parties, for any reason whatsoever, the originals and all copies of all Confidential Information shall be immediately delivered and returned to ESI, without any notice or demand on ESI's part being required.

                  (b) REMEDIES. It is agreed that the restrictions contained in this Section 13 are reasonable, but it is recognized that damages in the event of the breach of any of the restrictions will be difficult or impossible to ascertain; and, therefore, you agree that, in addition to and without limiting any other right or remedy ESI may have, ESI shall have the right to an injunction against you issued by a court of competent jurisdiction enjoining any such breach. It is further specifically acknowledged and agreed by the parties that, in the event of any breach of this Section 13, then, at its sole option, ESI shall have no further obligations under this Agreement, including, but not limited to, the obligation to make any further payments which might otherwise be required hereunder.

         14. NON-COMPETITION.

                  (a) RESTRICTIVE COVENANTS. You agree that, during the term of the payments to be made under Section 3 and for a period of two years thereafter, you shall not engage, directly or indirectly, whether on your own account or as a shareholder (other than as a less than one percent (1%) shareholder of a publicly-held company), partner, joint venturer, employee, consultant, advisor, and/or agent, of any person, firm, corporation, or other entity, in any or all of the following activities within any State or Territory of the United States of America (collectively, the "Restricted States") or elsewhere, as noted:

                           (1)  Enter  into or  engage  in the PEO  business  or
training persons in connection with any such business in any manner whatsoever in any one or more of the Restricted States or provide consulting services, mergers and acquisitions services or any other services to any PEO businesses or PEOs;

                           (2) Use any  customer  lists  or  solicit  customers,
joint venturers, contractors, agents, employees, suppliers, or business patronage, of ESI for the purpose of, or which results in, competition with ESI concerning the PEO business or any other business in which ESI is currently engaged, regardless of where located;

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                           (3) Solicit the  engagement  or employment of any ESI
officers, directors, employees, independent contractors or any other party or person being paid by ESI; or

                           (4) Promote or assist,  financially or otherwise, any
person, firm, association, corporation, or other entity engaged as a PEO or engaged in the PEO business in any one or more of the Restricted States.

                  (b) REMEDIES. It is agreed that the restrictions contained in this Paragraph 14 are reasonable, but it is recognized that damages in the event of the breach of any of the restrictions will be difficult or impossible to ascertain; and, therefore, you have agreed that, in addition to and without limiting any other right or remedy which it may have, ESI shall have the right to an injunction against you, in ESI's discretion, issued by a court of competent jurisdiction enjoining any such breach. It is further specifically acknowledged and agreed by the parties that, in the event of any breach of this
Section 14, then, at its sole option, ESI shall have no further obligations under this Agreement, including, but not limited to, the obligation to make any further payments which might otherwise be required hereunder.

                  (c) ACKNOWLEDGMENTS. You also agree, acknowledge, covenant, represent and warrant as follows:

                           (1) That  you have  read  and  fully  understand  the
foregoing restrictions and that you have had the opportunity to consult with competent legal counsel regarding the uses and enforceability of restrictive covenants in the Restricted States;

                           (2) That you are aware that there may be  defenses to
the enforceability of the foregoing restrictive covenants, based on time or territory considerations, and that they knowingly, consciously, intentionally and entirely voluntarily, irrevocably waive any and all such defenses and will not assert the same in any action or other proceeding brought by ESI for the purpose of enforcing the restrictive covenants or in any other action or proceeding involving you, on the one hand, and ESI, on the other hand; and

                           (3) That you are fully and completely aware that, and
further understand that, the foregoing restrictive covenants are an essential part of the consideration for ESI entering into this Agreement and that ESI is entering into this Agreement in full reliance on these acknowledgments, covenants, representations and warranties.

                  (d) ADDITIONAL AGREEMENTS. In the event that the period of time and/or territory described above are nevertheless held to be in any respect an unreasonable restriction (after giving due consideration to the provisions of Paragraph 14(c) above), then it is agreed that the court so holding may reduce the territory to which the restriction pertains or the period of time in which it operates or may reduce both such territory and such period, to the minimum extent necessary to render such provision enforceable.

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         15. RELEASE. You hereby fully and forever release and discharge ESI and its parents, affiliates and subsidiaries, including all predecessors and successors, assigns, officers, directors, trustees, executives, agents and attorneys, past and present (collectively, the "Released Parties") from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities, of whatever kind or nature, direct or indirect, in law, equity or otherwise, whether known or unknown, arising out of your employment by ESI or the termination thereof, including, but not limited to, any claims for relief or causes of action under federal, state or local statute, ordinance or regulation regarding discrimination in employment and any claims, demands or actions based upon alleged wrongful or retaliatory discharge or breach of contract under any state or federal law. The foregoing release does not extend to (i) claims solely to enforce ESI's obligations under this Agreement; or (ii) claims solely to enforce the Indemnification Agreement between ESI and you dated November 21, 1996, or claims for indemnification under any applicable law of ESI's Articles of Incorporation or Bylaws.

         16. NON-DISPARAGEMENT. ESI (meaning, solely for this purpose, ESI's directors and executive officers and other individuals authorized to make official communications on ESI's behalf) will not disparage you or your performance or otherwise take any action which could reasonably be expected to adversely affect your personal or professional reputation. Similarly, you will not disparage ESI or any of its directors, officers, agents or employees or otherwise take any action which could reasonably be expected to adversely affect the personal or professional reputation of ESI or any of its directors, officers, agents or employees.

         17. COVENANT NOT TO SUE. You agree never to join in or commence any claim, action, suit or proceeding, in law or in equity, or before any administrative agency, or to incite, encourage, or participate in any such claim, action, suit or proceeding against ESI in any way pertaining to or arising out of your employment or termination of employment with ESI, except to enforce the terms of this agreement.

         18. TENDER-BACK. Should you attempt to challenge the enforceability of this Agreement or any provision herein, or attempt to initiate any legal proceedings, including but not limited to administrative agency or court proceedings arising out of or related to your employment or termination of employment with ESI, you shall initially tender to ESI, by certified check delivered to counsel for ESI, the full amount of cash consideration paid to you hereunder, plus interest at the legal rate from the date of your execution of this Agreement, and shall invite ESI to cancel this Agreement. If ESI accepts the offer to cancel the Agreement, this Agreement shall be canceled. If ESI does not accept this offer to cancel, ESI shall so notify you and shall place the amount tendered by you in an interest-bearing account pending a determination of the enforceability of this Agreement. If the Agreement is determined to be enforceable, 100% of the amount of the account shall be repaid to you; if this Agreement is not determined to be enforceable, the amount in the account shall be retained by ESI or its designee. This Section 18 shall not be applicable to actions brought by you to enforce ESI's obligations hereunder.

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         19.  GOVERNING  LAW;  VENUE.  This  Agreement  shall be governed in all respects by the laws of the State of Arizona, and exclusive venue for any controversy or claim arising out of, or relating to, this Agreement, or its breach, shall lie in Phoenix, Maricopa County, Arizona.

         20. EXPENSES IN CONNECTION WITH AGREEMENT. Each party shall be responsible for its own fees and expenses (including legal fees) in connection with this Agreement.



                                            EMPLOYEE SOLUTIONS, INC.

/s/ Marvin D. Brody                         /s/ James E. Gorman
-------------------------                   ---------------------------
Marvin D. Brody                             By:  James E. Gorman, CEO/President
September __, 1998                          September __, 1998

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